UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2017 hhgregg, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 001-33600

Indiana	47-4850538
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)
4151 East 96th Street
Indianapolis, Indiana 46240
(Address of principal executive offices, including zip code)
(317) 848-8710
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On January 31, 2017, hhgregg, Inc. (the “Company” or “hhgregg”) was informed orally by the staff of the New York Stock Exchange (the “NYSE”) that the Company was not in compliance with Rule 802.01B and, by the next trading day, would not be in compliance with Rule 802.01C of the NYSE’s Listed Company Manual. On February 2, 2017, the Company received written notification from the NYSE (the “NYSE Letter”) confirming that the Company is not in compliance with Rule 802.01B and Rule 802.01C.

The Company is not in compliance with Rule 802.01B, which is a continued listing criteria, because its average global market capitalization over a consecutive 30 trading-day period was less than $50,000,000 and, at the same time, its stockholders’ equity was less than $50,000,000. In accordance with Rule 802.02 of the NYSE’s Listed Company Manual, the Company intends to contact the NYSE, within ten days after receipt of the NYSE Letter, to confirm receipt of the NYSE Letter and to inform the NYSE that it intends to submit to the NYSE a plan stating the actions that the Company has taken, or will take, to bring it into conformity with Rule 802.01B within 18 months of receipt of the NYSE Letter. The Company’s plan must be submitted to the Listings Operations Committee of the NYSE within 45 days after receipt of the NYSE Letter. The Listings Operations Committee of the NYSE has up to 45 days to review the plan. If the Listings Operations Committee of the NYSE accepts the plan, then the Company will be subject to review on a quarterly basis for compliance with the plan, and the Company’s common stock will continue to trade on the NYSE during the 18 month period, subject to the Company’s compliance with other NYSE continued listing requirements. The Company must demonstrate compliance with Rule 802.01B during the 18-month period or the NYSE will subject it to the suspension and delisting procedures at the end of that period. If the Listings Operations Committee of the NYSE does not accept the Company’s plan, then the Company will be subject to the suspension and delisting procedures of the NYSE.

The Company is not in compliance with Rule 802.01C, which is also a continued listing criteria, because the average closing price of the Company’s common stock as reported on the consolidated tape was less than $1.00 over a consecutive 30 trading-day period. In accordance with Rule 802.01C, the Company intends to notify the NYSE, within ten days after receipt of the NYSE Letter, of its intent to cure this deficiency. The Company has six months from the date of the NYSE Letter to regain compliance with Rule 802.01C by having a closing stock price of at least $1.00 on the last trading day of any calendar month during the six month period and an average closing stock price of at least $1.00 over the 30 trading-day period end on the last trading day of that same month, or by meeting both of those conditions as of the last trading day of the six month period. If the Company’s stock price does not meet these requirements during the six month period, then the Company will be subject to the suspension and delisting procedures of the NYSE. The NYSE can also take action to delist the Company’s common stock if the Company’s common stock trades at levels that the NYSE deems to be abnormally low. During the six month period, the Company’s common stock will continue to trade on the NYSE, subject to the Company’s compliance with other NYSE continued listing requirements.

The receipt of the NYSE Letter does not affect the Company’s business operations or its Securities and Exchange Commission reporting requirements.

Item 7.01.	Regulation FD Disclosure
On February 3, 2017, the Company issued a press release announcing the receipt of the notice of noncompliance from the NYSE. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press release of hhgregg, Inc. dated February 3, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

hhgregg, Inc.

Date: February 3, 2017.	By:	/s/ Kevin J. Kovacs
Kevin J. Kovacs
SVP, Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of hhgregg, Inc. dated February 3, 2017.